UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to § 240.14a-12

FIRSTWAVE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Firstwave Technologies, Inc.
7000 Central Parkway, Ste. 330
Atlanta, Georgia 30328

April 2, 2007

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the “Company”), which will be held at 1:00 P.M. on May 3, 2007 at the Company’s corporate offices located at 7000 Central Parkway, Suite 330, Atlanta, Georgia 30328 (the “Annual Meeting”).

        The principal business of the Annual Meeting will be to (i) elect two Class I directors to serve a one-year term, two Class II directors to serve a two-year term, and two Class III directors to serve a three-year term, (ii) ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent public accountants for the year ending December 31, 2007, and (iii) transact such other business as may properly come before the meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to complete, sign, date, and return the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your vote.

Sincerely yours,

/s/ Richard T. Brock
Richard T. Brock Chairman and Chief Executive Officer

Firstwave Technologies, Inc.
7000 Central Parkway
Suite 330
Atlanta, Georgia 30328

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the “Company”) will be held at 1:00 P.M. on May 3, 2007 at the Company’s corporate offices located at 7000 Central Parkway, Suite 330, Atlanta, Georgia 30328 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:

(1)	To elect two Class I directors to serve a one-year term, two Class II directors to serve a two-year term, and two Class III directors to serve a three-year term;

(2)	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent public accountants for the year ending December 31, 2007; and

(3)	To transact such other business as may properly come before the Annual Meeting.

        The Board of Directors has fixed the close of business on March 20, 2006 as the Record Date for the purpose of determining the shareholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        The officers and directors of the Company cordially invite you to attend the Annual Meeting. To ensure your representation at the Annual Meeting, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

By order of the Company’s Board of Directors,

/s/ Richard T. Brock
Richard T. Brock Chairman and Chief Executive Officer

April 2, 2007
Atlanta, Georgia

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST YOU COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED.

PROXY STATEMENT
VOTING INFORMATION

        This Proxy Statement is furnished by and on behalf of the Board of Directors of Firstwave Technologies, Inc. (the “Company”) in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 1:00 P.M. on May 3, 2007 at the Company’s corporate offices located at 7000 Central Parkway, Suite 330, Atlanta, Georgia 30328, and at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 2, 2007 to the Company’s shareholders of record on March 20, 2006 (the “Record Date”), who are the shareholders entitled to receive notice of, and to vote upon matters presented at the Annual Meeting.

        THE COMPANY’S BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

SHARES ENTITLED TO VOTE AND RELATED MATTERS

Q:	What am I voting on?

A:	You are being asked to vote on two proposals. You will be asked to:

Proposal 1 - elect two Class I directors to serve a one-year term, two Class II directors to serve a two-year term, and two Class III directors to serve a three-year term, or until their successors are elected and qualified.

Proposal 2 - ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent public accountants for the year ending December 31, 2007.

You are also being asked to give the individuals named on the proxy card the right to vote your shares on any other business that might properly come before the Annual Meeting.

Q:	Who is entitled to vote?

A:	Holders of record of our common stock and holders of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, each on an as-if-converted basis, as of the close of business on March 20, 2007, the Record Date, are entitled to vote on the matters listed on the proxy card to be voted on at the Annual Meeting.

Q:	How many shares can be voted?

A:	At the Record Date of March 20, 2007, shareholders were entitled to cast approximately 3,756,781 votes at the Annual Meeting, as set forth in the table below. Each share of common stock entitles the holder to one vote for each matter to be voted upon at the Annual Meeting. The holders of our preferred stock generally vote on an as-if-converted basis together with the holders of our common stock and are entitled to cast one vote for each share of common stock into which the preferred stock is convertible for each matter to be voted upon at the Annual Meeting. The Company does not have cumulative voting.

Class	Shares Outstanding As of Date of Record	Votes Entitled to be Cast
Common Stock	2,868,302	2,868,302
Series A Preferred	10,000	161,812
Series B Preferred	7,020	86,667
Series C Preferred	10,000	416,667
Series D Preferred	6,700	223,333

Total Votes Entitled to be Cast	2,902,022	3,756,781

Q:	How do I vote?

A:	Complete, sign and return your proxy card to the Company’s transfer agent, American Stock Transfer & Trust Company, Attn: Joe Wolf, 59 Maiden Lane, New York, NY 10038 by mail, fax to American Stock Transfer Attn: Joe Wolf at 718-921-8116, or email to jwolf@amstock.com. If you return your signed proxy card but do not

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indicate how you wish to vote, your shares will be voted FOR the proposals described in this Proxy Statement. You may also attend the meeting in person and vote. However, even if you plan to attend the Annual Meeting, we ask that you sign and return a proxy card. If you then attend the Annual Meeting, you may cast your vote in person, which will automatically revoke your proxy. If your shares are held beneficially through a broker, financial institution or other holder of record and you wish to vote your shares in person at the Annual Meeting, you must present a letter from the holder of record confirming your ownership of the shares you intend to vote as of March 20, 2007. If your shares are held beneficially, but you do not intend to vote your shares in person at the Annual Meeting, you should complete and return any proxy materials sent to you by the holder of record so your shares may be voted by the holder of record in accordance with your wishes.

Q:	What if I change my mind after I return my proxy?

A:	You may revoke your proxy and change your vote at any time before the Annual Meeting. You may do this by signing and sending to the Company’s Corporate Secretary, Richard T. Brock, 7000 Central Parkway, Suite 330, Atlanta, Georgia 30328, a written dated document stating that the proxy is revoked or by sending to the Company another proxy with a later date than the one you want to revoke, or by voting in person at the Annual Meeting.

Q:	Who will count the votes?

A:	The Chairman of the Board of Directors will select an inspector(s) of the election for our Annual Meeting. The inspector(s) will ascertain the number of shares outstanding and the voting power of the shares, determine the shares represented at the Annual Meeting to determine whether or not a quorum is represented, determine the validity of proxies and ballots, count all votes and determine the results of the voting. The inspector(s) will deliver a written report after the Annual Meeting.

Q:	What constitutes a quorum?

A:	There must be a quorum for the Annual Meeting to be held. A quorum is a majority of the voting power of the outstanding shares on the Record Date. To have shares counted toward the quorum, shareholders with the power to vote the Company’s shares may be present at the Annual Meeting or represented by proxy. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered present for determining whether or not a quorum is represented.

Q:	How are abstentions and broker non-votes treated?

A:	Broker non-votes, or proxies submitted by brokers as holders of record on behalf of their customers to abstain or that do not indicate how to vote on a proposal, are counted toward the shares represented for purposes of a quorum. However, broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST the proposal. As a result, broker non-votes and abstentions will have no effect on the proposal except to the extent they assist in constituting a quorum.

Q:	What happens if the Annual Meeting is postponed or adjourned?

A:	The persons named as proxies may propose one or more adjournments or postponements of the Annual Meeting for any reason, including to permit the further solicitation of proxies. Any adjournment or postponement would require the affirmative vote by the holders of a majority of the voting shares represented at the Annual Meeting. If any subsequent reconvening of the meeting is held within 11 months of the original Annual Meeting date, all proxies received by the Company will be voted in the same manner as they would have been voted at the original meeting. However, as described above, you may revoke your proxy and change your vote at any time before the reconvened meeting.

Q:	How many votes are required to approve the proposals?

A:	The proposals will be deemed approved by the shareholders as follows:

Proposal 1 - Directors are elected by a plurality of the votes, which means that the nominees who receive the highest number of votes FOR will be elected as directors.

Proposal 2 - Ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent public accountants requires the affirmative vote from the holders of shares representing a majority of the votes duly cast on this proposal.

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Q:	Who is paying for this proxy solicitation?

A:	We are paying the cost of soliciting proxies. In addition to mailing these materials, our officers, directors and employees will solicit proxies, either personally or by telephone or facsimile. They will not be paid specifically for this solicitation activity, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation.

We also intend to reimburse brokers, financial institutions, custodians, nominees and fiduciaries who are holders of record of Company shares for their reasonable expenses in forwarding these materials to the beneficial owners of those shares. Furthermore, we may engage a firm to help solicit proxies. The extent to which we and our proxy solicitation firm must solicit proxies depends entirely upon how soon proxy cards are returned. Please send in your proxy cards immediately.

Q:	Where can I find more information about Firstwave?

A:	We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and are required to file reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy our reports, proxy statements and other publicly available information at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W. Washington, D.C. 20549 at the prescribed rates. The Commission maintains a website on the internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system. Our common stock is traded on the NASDAQ SmallCap Market (Symbol: FSTW), and our reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, NW Washington, D.C. 20006.

PROPOSAL 1 - ELECTION OF DIRECTORS

Current Board Structure

        The Board of Directors of the Company presently consists of four members, all of whose terms expire at the Annual Meeting. On February 16, 2007, the Board of Directors approved an increase to the number of directors to six members, effective upon the elections at the Annual Meeting. As required by Section VI of the Company’s Amended and Restated Articles of Incorporation, if the number of directors is six or more, the directors shall be divided into three classes (designated as Class I, Class II and Class III) as nearly equal in number as possible which will serve staggered three-year terms. In order to effect the staggered terms, the Board has designated that Class I Directors will initially serve for a one year term and until their successors are duly elected and qualified; Class II Directors will initially serve for a two year term and until their successors are duly elected and qualified; and Class III Directors will initially serve for a three year term and until their successors are duly elected and qualified.

        The Corporate Governance and Nominating Committee of the Board of Directors has nominated Judith A. Vitale and John M. Sterling to serve as Class I Directors; I. Sigmund Mosley, Jr. and John N. Spencer, Jr. to serve as Class II Directors; and Roger A. Babb and Richard T. Brock to serve as Class III Directors.

        The Chairman of the Board is Mr. Brock. Mr. Babb serves as Lead Director and has since May 2003. The Lead Director is an independent director who presides over regularly scheduled meetings of independent directors which take place at least four times per year, chairs Board meetings when the Chairman of the Board is not in attendance, and performs other functions as directed by the Board.

        Ms. Vitale and Messrs. Sterling, Brock, Babb, Mosley, and Spencer have been recommended for nomination by the Company’s Corporate Governance and Nominating Committee and recommended for election by the Company’s Board of Directors. If any nominee is unable to serve as a director or refuses to serve as a director, regardless of the reason, the proxies directing a vote for such nominee shall be voted for the substitute nominee proposed by the Corporate Governance and Nominating Committee and recommended by the Board of Directors, at the discretion of the holder of such proxies. The Company is not aware of any nominee who is unable or unwilling to serve as a director.

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The nominees and their term expirations are more fully described below.

Class	Length of service	Directors	Age	Proposed term expires	Current Position w/Company

Class I	initial term one year service	Judith A. Vitale	52	May 2008	Director Nominee

Class I	initial term one year service	John M. Sterling	46	May 2008	Director Nominee

Class II	two year service	John N. Spencer, Jr.	66	May 2009	Chair, Audit Committee; Member, Compensation Committee; Member, Corporate Governance and Nominating Committee

Class II	two year service	I. Sigmund Mosley, Jr.	60	May 2009	Member, Audit Committee; Chair, Compensation Committee; Member, Corporate Governance and Nominating Committee

Class III	three year service	Roger A. Babb	60	May 2010	Lead Director; Member, Audit Committee; Member, Compensation Committee; Chair, Corporate Governance and Nominating Committee

Class III	three year service	Richard T. Brock	59	May 2010	Chairman of the Board; Director

Nominees for Class I Director

JUDITH A. VITALE

        Ms. Vitale currently serves as a financial consultant to the Board and the Company. She previously served as Vice President and Chief Accounting Officer of Indus International, Inc., a service delivery management software company, from October 2005 to April 2007. Prior to that, from 1985 to 2005, Ms. Vitale held several positions with Firstwave, the most recent position as Chief Financial Officer. She currently serves as President and a member of the Board of Directors of Women in Technology, a non-profit organization promoting the careers of women in the technology field in Georgia, and is a member of the Board of Directors of the WIT Foundation, the philantrophic arm of Women in Technology. Ms. Vitale also serves on the Board of Directors of the Technology Association of Georgia, a nonprofit dedicated to the promotion and economic advancement of the technology industry, and the Board of Directors of TechBridge, a non-profit providing technology assistance to other nonprofit organizations. Ms. Vitale graduated summa cum laude from Shorter College with a B.S. in Management.

JOHN M. STERLING

        Mr. Sterling is assuming the role of Chief Executive Officer of Foxfire Technologies, a supply chain execution and manufacturing execution systems company, on April 2, 2007. Prior to Foxfire, Mr. Sterling was Executive Vice President of Worldwide Sales of Datastream, an asset management and services company, now a part of Infor after acquisition on March 31, 2006. Since joining Datastream in 1986, he was involved in many areas of the company including Vice President of International and Managing Director of Europe. Prior to Datastream, Mr. Sterling held sales positions with several emerging organizations in Silicon Valley, California, including Silicon Valley Products, a software distributor. Mr. Sterling received his B.S. in Political Science from The Citadel.

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Nominees for Class II Director

I. SIGMUND MOSLEY, JR.

        Mr. Mosley is president and a director of Imlay Investments, Inc., and also serves as a director of The Imlay Foundation, Inc. He has been a director of the Company since May 2005. From 1969 to 1991, Mr. Mosley held several positions with Management Science America, Inc., including Vice President from 1982 to 1991. Prior to that, he was with Peat Marwick Mitchell & Co. Mr. Mosley serves on the board of directors of several private companies, including Bancintelligence, eQuorum Corporation, Rotunda, Inc., Kelly Registration, Inc., MCF Systems, Inc., Photobooks, Inc., SciHealth, Inc., Skyway Software, Inc., and USBA Holdings, Inc. He also serves on the board of directors of Entrepreneurs Foundation of the Southeast, GATV, and Techbridge, all non-profit organizations. Mr. Mosley received his Bachelor of Business Administration from Emory University.

JOHN N. SPENCER, JR.

        Mr. Spencer, a Certified Public Accountant, has been a director since November 2003. He retired as audit partner from Ernst & Young in 2000 after more than 38 years serving as coordinating partner on clients, both large and small, principally in the life sciences, healthcare, manufacturing and technology industries. He has significant expertise in coordinating services to publicly held companies, including involvement in more than 200 registration statements and over 25 initial public offerings. Since 2000, Mr. Spencer has been self-employed as a financial consultant and professional director. He served as president and a director of the Business and Technology Alliance (“B&TA”). He was a co-founder and is treasurer of the Atlanta Venture Forum. In addition, he is a co-founder of the Technology Hall of Fame of Georgia. Mr. Spencer is a member of the National Association of Corporate Directors, and he serves as a member of the Board of Directors of AC Therapeutics, Inc., Banyan Biomarkers, Inc., GeneEx, Inc, the Georgia Biomedical Partnership, Inc., and GeoVax Labs, Inc., a public company where Mr. Spencer is Chair of the Audit Committee. He holds a BS from Syracuse University, and he earned an MBA from Babson College. He also completed the Harvard Business School’s Advanced Management Program.

Nominees for Class III Director

RICHARD T. BROCK

        Richard Brock currently serves as the Company’s Chairman of the Board, President and Chief Executive Officer, and Principal Accounting and Financial Officer, and has been a director since the Company’s inception in October 1984. He is the founder of the Company and served as the Company’s Chief Executive Officer from October 1984 until November 1992, and also from November 1994 until December 1996, and from March 1999 to present. Mr. Brock is the founder of Brock Capital Partners, a capital investment firm. Prior to founding the Company, Mr. Brock founded and served as Chief Executive Officer of Management Control Systems, Inc. Mr. Brock received a BS from Spring Hill College, an MBA from Louisiana State University, and is a Certified Public Accountant.

ROGER A. BABB

        Mr. Babb has been a director of the Company since March 1999, and has served as Lead Director since May 2003. He is President and founder of Operation Simulation Associates, Inc., a software company developing power system simulation software and providing consulting services to the electric power industry. He is a director of Babb Lumber Company, Inc., a building material manufacturing company. He was President of Babb International, which filed a petition for relief under the United States Bankruptcy Code on December 31, 2003. He earned his BS in Electrical Engineering from the Georgia Institute of Technology.

Code of Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees. The Code of Business Conduct and Ethics is posted on our website at www.firstwave.net under the caption “Codes and Charters” under “Investor Relations.”

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Attendance

        The Company’s Board of Directors held fifteen board and/or committee meetings during 2006. No director attended less than 75% of the aggregate number of meetings of the Board and committees of the Board on which he served. The Audit Committee met five times, the Compensation Committee met four times, and the Corporate Governance and Nominating Committee met once during 2006.

Committees of the Board

        The Board has three standing committees - the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee has a written charter that complies with NASDAQ requirements pertaining to corporate governance. Each member of each of these committees has been determined to be independent as defined by applicable SEC rules and NASDAQ regulations. Copies of the charters of our various committees are posted on our website at www.firstwave.net under the caption “Codes and Charters” under “Investor Relations”.

        Audit Committee

        The purpose of the Audit Committee is to oversee the Company’s financial reporting process, internal control systems, audit process, and independent auditor qualifications. The responsibilities include selecting and hiring the Company’s independent accountants, overseeing the annual audit of the Company’s financial statements and evaluating and reviewing the Company’s internal financial reporting and accounting practices and policies, as well as other duties as the Board may specify. The Audit Committee adopted its Audit Committee Charter on March 29, 2001, which was revised on February 5, 2004, pursuant to new rules adopted by the SEC and NASDAQ, and revised again on February 16, 2007. For 2006, the Audit Committee members were Messrs. Spencer, Babb, and Mosley. Mr. Spencer has served as Chairman since November 15, 2003, and he has been determined by the Board to be the audit committee financial expert as defined by the rules of the SEC. The Audit Committee met five times during 2006.

        Policy on Audit Committee Pre-Approval

        The Audit Committee is responsible for appointing, setting the compensation for monitoring the expenses of, and overseeing the work of the independent accountants. The Audit Committee must pre-approve all audit and permissible non-audit services aggregating more than $5,000 in any one fiscal year provided by the independent accountants to assure that the provision of these services does not impair the independent accountants’ independence.

        Financial Expertise

        The Board has determined that all three members of the Audit Committee have experience relating to basic finance and accounting practices and an understanding of financial statements. The Board has determined that Mr. Spencer’s business background and accounting and financial experience is sufficient to qualify him as the “audit committee financial expert.”

        Compensation Committee

        The members of the Compensation Committee are I. Sigmund Mosley, Jr., Roger A. Babb, and John N. Spencer, Jr., with Mr. Mosley serving as Chairman. Each member of the Compensation Committee qualifies as an independent director under the NASDAQ listing standards and the Company’s standards of board independence. The Compensation Committee met four times during 2006.

        We operate under a written charter adopted by the Board. A copy of the charter is available at www.firstwave.net under Investor Relations, Corporate Governance. The fundamental responsibilities of our Committee are:

•	to discharge the Board’s responsibility with respect to the compensation of the Company’s directors and officers in a manner that furthers the company’s strategic goals and serves the interests of our shareholders.
•	to evaluate and approve the Company’s compensation plans, policies and programs related to its officers and directors.
•	to make recommendations to the Board regarding compensation arrangements for executive management of

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the Company that supports the Company’s strategic plans.
•	to make recommendations as to the adoption of any compensation plans in which management is eligible to participate and the grants of stock options or other benefits under such plans.
•	to administer the Company’s equity compensation and incentive compensation plans.
•	to ensure that the Chief Executive Officer’s compensation strategy supports the Company’s objectives.
•	to evaluate the Chief Executive Officer’s performance in relation to the goals and objectives set.
•	to recommend to the Board the compensation arrangements with non-employee directors.

        Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee was formed on October 20, 2003. For 2006, the Committee consisted of Messrs. Babb, Spencer, and Mosley, with Mr. Babb serving as Chairman. The purpose of the Corporate Governance and Nominating Committee is to ensure that the Company is governed in a manner consistent with the best interests of the shareholders of the Company. The Corporate Governance and Nominating Committee met once during 2006 to nominate the directors for election and re-election to the Board.

        The responsibilities of the Committee include evaluations and recommendations concerning the Board’s organization, membership and functions, including changes in the size or composition of the Board, evaluation of the Board performance and the adequacy of its Charter, selection of directors in accordance with pre-determined criteria, as defined in the Corporate Governance and Nominating Committee charter, and establishment of procedures for soliciting and reviewing potential nominees from directors and shareholders. In addition, the Committee advises the Board on matters relating to planning for officer succession and formation and implementation of corporate governance policy. The Committee identifies and evaluates nominees based on the skills, experience, areas of expertise and industry, knowledge of each candidate and the needs of the Company.

        In addition to the Board of Directors, shareholders are entitled to recommend a nominee so long as such nominee is recommended by a shareholder who is entitled to vote to elect directors of the Company and the nomination is made in accordance with the procedural requirements set forth in the Articles and the Bylaws of the Company. The Committee will consider any nominee recommended in this manner using the same criteria it would use to evaluate any other nominee. Names of nominees for the Company’s Board of Directors for consideration at the 2008 Annual Meeting must be submitted by written recommendation to the Company at its executive offices at 7000 Central Parkway, Suite 330, Atlanta, GA 30328, Attention: Richard T. Brock, no later than April 22, 2008.

Compensation Committee Interlocks and Insider Participation

        Messrs. Spencer, Babb and Mosley serve on the Company’s Compensation Committee. None of Messrs. Spencer, Babb or Mosley was at any time during 2006, or at any other time, an officer or employee of the Company. No interlocking relationships exist among the Board of Directors and the Compensation Committee of the Company and the board of directors and compensation committee of any other company.

Director Compensation

        During 2006, each non-management director of the Company received the following compensation (note that Director Compensation was revised mid-year 2006 as outlined below):

1.	Annual retainer of $10,000 payable in common stock of the Company at the market price as of the date of the Company’s annual shareholders’ meeting. If a director joins the Board in between annual meeting dates, the annual retainer is pro-rated accordingly. In 2006, each share of the Company’s common stock paid to directors as an annual retainer had a market price of $2.00 per share.

2.	A fee of $5,000 for each day on which he attended a Board meeting in person for the first half of 2006, adjusted to a fee of $4,000 for each day of attendance for the second half of 2006.

3.	A fee of $1,250 for attendance in person at Committee Meetings held outside of regularly scheduled Board

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meetings for the first half of 2006, adjusted to a fee of $1,000 for attendance for the second half of 2006.

4.	A fee of $500 for each telephonic Board meeting attended, effective beginning the second half of 2006.

5.	A fee of $250 for each telephonic committee meeting attended, effective beginning the second half of 2006.

6.	An annual grant of a non-qualified stock option for 25,000 share of the Company’s common stock with four-year vesting, effective beginning the second half of 2005.

7.	Annual fee of $5,000 for the Chairman of the Audit Committee.

8.	Annual fee of $2,500 for the Chairman of the Compensation Committee, effective beginning the second half of 2006.

9.	Annual fee of $2,500 for the Chairman of the Corporate Governance and Nominating Committee, effective beginning the second half of 2006.

        In addition, a one time stock option grant of 7,500 options is awarded to each non-management director at the date of his or her appointment to the Company’s Board. In 2006, no new directors were added to the Board.

        Non-management directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Management directors receive no additional compensation for their service on the Board of Directors.

        In 2006, the directors received the following compensation from the Company:

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Roger A. Babb	21,000	5,000	46,778	—	—	—	72,778
I. Sigmund Mosley, Jr	22,000	5,000	46,778	—	—	—	73,778
John N. Spencer, Jr	28,500	5,000	46,778	—	—	—	80,278

Messrs. Mosley and Spencer deferred $5,000 of earned 2005 Board Meeting compensation to 2006.

Required Vote

Directors are elected by a plurality of the votes cast, which means the six nominees who receive the highest number of votes FOR, in person or by proxy, will be elected as directors. Shareholders may withhold their votes from any nominee or nominees by so indicating in the space provided on the enclosed proxy card.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
VOTE “FOR” THE ELECTION AS DIRECTORS OF THE COMPANY OF
JUDITH A. VITALE, JOHN M. STERLING, I. SIGMUND MOSLEY, JR.,
ROGER A. BABB, JOHN N. SPENCER, JR., AND RICHARD T. BROCK
TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS

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PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Company has appointed Cherry, Bekaert & Holland, L.L.P. as its independent auditors to perform the audit of its financial statements for the year ending December 31, 2007, and the shareholders are being asked to ratify this selection. Representatives of Cherry, Bekaert & Holland, L.L.P. are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

        The affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the Annual meeting and entitled to vote on the proposal will be required to approve the ratification of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent auditors. Abstentions will be treated as votes against the ratification of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent auditors and broker non-votes will have no effect on the voting results.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE SELECTION OF CHERRY, BEKAERT & HOLLAND, L.L.P.

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EXECUTIVE OFFICERS

        The executive officers of the Company serve at the discretion of the Board of Directors. At the end of 2006, Richard T. Brock and Lisa J. Cramer were the executive officers of the Company. Set forth below is certain information regarding the current officers of the Company.

RICHARD T. BROCK - Please see biographical information above.

LISA J. CRAMER

Ms. Cramer, age 45, joined the Company as Chief Sales and Marketing Officer in August 2006. Prior to Firstwave, she was President and Chief Operating Officer of Involve Technology, a Phoenix-based sales knowledge automation software company, from 2001 to 2006. After beginning her career with IBM, Ms. Cramer was Vice President of Marketing and General Manager of IdealHire, an ASP-based Internet recruiting software company, from 1999 to 2001. Ms. Cramer graduated magna cum laude from The American University in Washington, D.C. with a B.S. in Technology of Management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein (the “Named Executive Officers”), and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of March 20, 2007.

        According to rules adopted by the SEC, a person is the “beneficial owner”of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, or right, conversion of a security or otherwise. These shares are deemed outstanding for computing the ownership percentage of each person holding options but are not deemed outstanding for computing the ownership percentage of any other person. The percentage of beneficial ownership is based upon 3,756,781 shares of Common Stock outstanding as of March 20, 2007, including 888,479 shares that may be acquired upon conversion of preferred stock.

        Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned, and their address is 7000 Central Parkway, Suite 330, Atlanta, GA 30328. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Gregory O. Sargent	1,146,906		30.5%
Richard T. Brock	944,733	(1)	25.1%
Bjurman, Barry & Associates	158,400		4.2%
Roger A. Babb	58,175	(2)	1.5%
Lisa J. Cramer	—		0.0%
John N. Spencer, Jr.	52,658	(3)	1.4%
I. Sigmund Mosley	43,348	(4)	1.2%
All directors and executive officers as a group (5 persons)	1,098,914	(5)	34.6%

(1)	Includes 159,418 shares subject to options exercisable and 640,207 shares that may be acquired upon conversion of preferred stock on or before May 20, 2007.
(2)	Includes 10,001 shares subject to options exercisable on or before May 20, 2007.
(3)	Includes 32,500 shares subject to options exercisable on or before May 20, 2007.
(4)	Includes 32,500 shares subject to options exercisable on or before May 20, 2007.
(5)	Includes 234,419 shares subject to options exercisable and 640,207 shares that may be acquired upon conversion of preferred stock on or before May 20, 2007.

        All current officers and directors may be contacted at the Company’s corporate offices, located at 7000 Central Parkway, Suite 330, Atlanta, Georgia 30328.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own beneficially more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the “SEC”). Directors, executive officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its directors and officers and holders of greater than 10% of the Company’s common stock complied in a timely manner with all applicable Section 16(a) filing requirements during 2006, except for the following:

        Roger A. Babb, Board Member, whose Form 4 was filed on November 15, 2006

        I. Sigmund Mosley, Jr., Board Member, whose Form 4 was filed on November 15, 2006

        John N. Spencer, Jr., Board Member, whose Form 4 was filed on November 16, 2006

        Steven R. Deerwester, Former Vice President and Controller, whose Form 4 was filed on November 15, 2006

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis addresses the following topics:

•	the members and role of our Compensation Committee;
•	our compensation-setting process;
•	our compensation guidelines and policies regarding executive compensation;
•	the components of our executive compensation plan; and
•	our compensation decisions for fiscal year 2006 and of fiscal year 2007.

        In this “Compensation Discussion and Analysis” section, the terms, “we,”“our,” “us,” and the “Committee” refer to the Compensation Committee of Firstwave Technologies, Inc.

Committee Meetings

        Our Compensation Committee meets as often as necessary to perform its duties and responsibilities. We held four meetings during fiscal year 2006 and have held one meeting so far during fiscal year 2007. Mr. Mosley works with the Chief Executive Officer to establish the meeting agenda. We typically meet with the Chief Executive Officer and, where appropriate, with the Company’s legal counsel and with outside advisors. We also meet in executive session without management.

        We receive and review materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee as well as materials that we have specifically requested. Depending on the agenda for the particular meeting, these materials may include:

•	financial reports on year-to-date performance versus budget and compared to prior year performance;
•	calculations and reports on levels of achievement of individual and corporate performance objectives;
•	reports on Firstwave’s strategic objectives and budget for future periods;
•	reports on Firstwave’s current year performance as compared with industry comparables;
•	information on the executive officers’ stock ownership and option holdings;
•	information regarding equity compensation plan dilution;
•	estimated grant-date values of stock options (using the Black-Scholes valuation methodology); and

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•	reports setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation.

The Compensation Setting Process

A Continuing Process

        Although many compensation decisions are made in the fourth quarter of each year for the following year and in the first quarter of that year, our compensation planning process neither begins nor ends with any particular Committee meeting. Compensation decisions are designed to promote our business objectives and strategy. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.

The Chief Executive Officer’s Role in the Compensation-Setting Process

        Richard Brock, our Chief Executive Officer, assists the Committee in the compensation process by:

•	evaluating employee performance (other than the Chief Executive Officer’s);
•	recommending business performance targets and objectives; and
•	recommending salary levels and option awards (other than the Chief Executive Officer’s).

        The CEO also participates in Committee meetings at the Committee’s request to provide:

•	background information regarding Firstwave’s strategic objectives;
•	evaluation of the performance of the senior executive officers; and
•	compensation recommendations for senior executive officers (other than the Chief Executive Officer).

Committee Advisors

        The Compensation Committee Charter grants the Compensation Committee the sole and direct authority to hire and fire advisors and compensation consultants as needed and approve their fees. The advisors and consultants report directly to the Compensation Committee.

        In the first quarter of 2007, the Committee engaged Ms. Vitale to act as its financial consultant to provide research regarding compensation programs and compensation levels among companies comparable to Firstwave in size, performance, market capitalization, and geographical area. The Committee instructed the financial consultant to report directly to the Committee but authorized the consultant to communicate with the Chief Executive Officer and Senior Accountant to obtain information. The financial consultant will not do any work for Firstwave except as authorized by the Compensation Committee. The Committee directed the consultant to provide a report regarding compensation levels and compensation programs at three companies as closely comparable as possible in revenues, employee size, and market capitalization. The Committee used this information, in conjunction with historical information and Company projections, to determine the compensation for its named executive officers. Although the companies in the study were not exactly aligned with Firstwave, the results did show that the Company’s compensation plan was not outside the range of the companies in the study.

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Annual Evaluation

        The Committee meets without members of management each year shortly after the end of the Company’s fiscal year to evaluate the performance of the named executive officers, to review and approve their performance-based incentive compensation for the prior year, to establish their performance objectives for the current year, to set their base salaries and performance-based incentive for the current year, and to consider and approve any grants to them of equity incentive compensation.

Performance Objectives

        The process of setting performance objectives begins in the first quarter of each year with establishing individual and corporate performance objectives for senior executive officers. The Committee engages in an active dialogue with the Chief Executive Officer concerning strategic objectives and performance targets. The Committee reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Corporate performance objectives are established on the basis of revenue and net income objectives under a targeted budget and on the basis of cash management.

Benchmarking

        We do not establish compensation levels solely based on benchmarking. However, we believe that information regarding pay practices at other companies is useful in that we recognize that our compensation practices must be competitive in the marketplace. This marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation.

        Accordingly, the Committee reviews compensation levels for our named executive officers against compensation levels at other similar companies. To remain consistent from year to year, the Committee currently intends to conduct this review with comparable companies on an annual basis. The specific companies included in each review may change, but the companies will be consistent based on industry and geographic area.

Targeted Compensation Levels

        Together with the performance objectives, we establish targeted total compensation levels for each of the senior executive officers. In making this determination, we are guided by the compensation guidelines described below. We also consider historical compensation levels and competitive pay practices at comparable companies. We may also consider industry conditions, corporate performance versus a peer group of companies, and the overall effectiveness of our compensation program in achieving desired performance levels.

Performance-Based Incentive Compensation

        Incentive compensation is based on performance. As targeted total compensation levels are determined, we determine the portion of total compensation that will be incentive compensation based on performance. Performance-based incentive compensation generally includes cash bonuses and stock-based compensation for achievement of specified performance objectives.

Committee Effectiveness

        Our Board reviews on an annual basis the performance of the Committee and the effectiveness of our compensation program in obtaining desired results. Based upon that review, certain objectives may be re-evaluated and changed.

Compensation Guidelines

        Our executive compensation program is designed to support our strategic objectives and to align the interests of management with those of our shareholders. The following principles influence and guide our compensation decisions:

•	Focus is on financial results and strategic objectives.

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        The compensation analysis begins with an examination of Firstwave’s business plan and strategic objectives. We intend that our compensation decisions will attract and retain leaders and reward them for achieving the company’s strategic initiatives and objective measures of success.

•	Focus is on performance.

        At the basis of our compensation program is the belief that incentive compensation should be directly linked to performance. This guideline has been the basis for our compensation related decisions:

•	Executive officer compensation is contingent upon the achievement of performance objectives, either corporate or individual.
•	At its discretion, the Compensation Committee may determine to award incentive compensation if the performance objectives were not achieved.
•	Our stock option plan prohibits discounted stock options, reload stock options and re-pricing of stock options.
•	Compensation and incentive pay should reflect position and responsibility.

        Total compensation should generally increase with position and responsibility. Total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives. As position and responsibility increases, a greater portion of the executive officer’s total compensation is performance-based incentive pay, which is contingent on the achievement of performance objectives. Equity-based compensation is higher for persons with higher levels of responsibility, making a portion of their total compensation dependent on long-term stock appreciation.

•	Compensation decisions promote the interests of shareholders.

        Compensation should focus management on achieving strong performance in a manner that supports the Company’s long-term success and profitability. The compensation plan creates incentives for achieving annual performance targets. We believe that stock options create long-term incentives that align the interests of management with that of long-term shareholders.

•	Compensation should be reasonable and responsible.

        It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve the company’s targeted results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to be consistent with our focus on controlling costs.

•	Compensation guidelines should be clear and complete.

        We believe that our executive compensation plan should be clear and comprehensive. We believe that compensation disclosures should provide all of the information necessary to permit shareholders to understand our compensation guidelines, process, and plan attributes.

Executive Compensation Components

Base Salary

        Base salary is a critical component of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, and competitive salary practices at comparable companies. For our most senior executives (Chief Executive Officer and Chief Sales and Marketing Officer), we establish base salaries at a level so that a significant portion of the total compensation earned is performance-based incentive pay.

Incentive Compensation

        In 2006, the Compensation Committee, along with management, established performance objectives for

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the Company, and determined performance-based incentive pay for its Chief Executive Officer. For 2007, the Compensation Committee has established the compensation components described below under Executive Summary. These performance-based incentive components support the guidelines listed below in that they focus on the Company’s financial results and strategic objectives, are based on performance, and reflect the named executive officer’s position and responsibility.

Equity Compensation

        We believe that equity compensation is an effective means of creating a long-term alignment between the compensation provided to officers and other key personnel with the returns realized by the shareholders. We have elected to use stock options as the equity compensation vehicle. Stock options align the interests of executives with those of shareholders, support a performance-based environment, promote employee stock ownership, and help to focus the management team on increasing value for shareholders. The value received by the stock option recipient is based on the growth on the stock price above the option price. The vesting period encourages retention. The number of options to be granted is determined by evaluating the recipient’s position, scope of responsibility, and ability to impact the company’s performance objectives, and the recipient’s recent performance, with no particular weight given to any single factor. All stock option awards incorporate the following features:

•	the term of the grant does not exceed 10 years;
•	the grant price is not less than the market price on the date of grant;
•	grants do not include stock option reload provisions;
•	stock options are not repriced;
•	stock options are generally granted during open trading window periods; and
•	options generally vest at either 25% per year over four years or 33 1/3% per year over three years, each beginning with the first anniversary of the date of grant.

Additional Benefits

        Executive officers participate in other employee benefit plans generally available to all employees on the same terms. All benefits provided to executives are shown in the Summary Compensation Table even if they fall below the disclosure thresholds under the Securities and Exchange Commission rules.

Our Compensation Decisions

        For 2006, the Committee elected to set the compensation plan for its executive officers to comprise base salaries, performance-based pay and stock options. The performance-based compensation for the Chief Executive Officer was based one-third on revenue targets, one-third on net income targets, and one-third on cash balance targets. These targets were set in the first quarter of 2006 and evaluated quarterly during the year. Executive management has led the Company in 2006 to improvements in financial performance. The Chief Executive Officer did not earn any performance-based incentive pay for 2006 based upon the performance of the Company. See the Summary Compensation Table for details of the compensation realized by the named executive officers.

2007 Compensation

        For 2007, the Compensation Committee continues to apply the compensation guidelines described above in determining the compensation of the Company’s named executive officers. Our decisions were made considering the Company’s increase in software license revenues, a significant improvement in net earnings, and a significant increase in the Company’s cash balance, when comparing 2005 results to 2006 results. Also considered were the Company’s improvements in technology and offerings which is expected to result in new revenue for the Company in 2007. The decisions made for 2007 for the named executive officers were as follows:

•	Base salaries for the named executive officers either remained the same or increased 6.7%. The Chief Executive Officer’s base salary increased 6.7% from $150,000 to $160,000, while the Chief Sales and

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Marketing Officer’s salary remained the same at $160,000.
•	Performance-based incentive compensation remained the same for 2007 for the Chief Executive Officer. Based upon the increased but realistic targets as outlined in the Company’s 2007 budget, the Chief Executive Officer will be eligible for up to 46.9% of base salary as performance-based pay, and the other named executive officer will be eligible for up to 31.3% of base salary as performance-based pay based on the achievement of the target performance of the Company.
•	The performance-based compensation for the Chief Executive Officer will be based one-third on revenue targets, one-third on net income targets, and one-third on cash balance targets.
•	The performance-based compensation for the Chief Sales and Marketing Officer will be based 60% on revenue targets in the specific areas of responsibility and 40% on total company profitability.
•	Stock option grants for named executive officers will be awarded based upon the guidelines described above, the performance of the named executive officer, and the performance of the Company. Stock option grants are not pre-determined, but rather are granted throughout the year as appropriate.

        We believe that these decisions are consistent with the following core compensation guidelines:

•	Focus on financial performance and strategic objectives
•	Focus on performance
•	Reflect position and responsibility
•	Promote the interests of shareholders

        Historically, Firstwave has not provided perquisites to its named executive officers.

Compensation Components for 2007

        We review all compensation components on an annual basis in alignment with our year.

        In setting base salaries, we considered the compensation guidelines described above, the experience and knowledge of the named executive officers, all components of executive compensation, and the base salaries of executive officers in comparable companies. The following table reflects the base salaries of the named executive officers for 2007:

Officer	Title	Base Salary
Richard T. Brock	Chief Executive Officer	$160,000
Lisa J. Cramer	Chief Sales & Marketing Officer	$160,000

        In determining performance-based incentive pay for 2007, we again considered the compensation guidelines described above, the approved financial performance objectives for 2007, all components of executive compensation, incentive pay of executive officers in comparable companies, and the named executive officer’s ability to impact the finance results of the Company. Performance-based incentive pay represents 24% to 32% of total compensation for fiscal year 2007.

        The following table reflects the performance-based incentive pay potential of the named executive officers for 2007:

Officer	Title	Incentive Target	% of Total Compensation
Richard T. Brock	Chief Executive Officer	$75,000	31.9%
Lisa J. Cramer	Chief Sales & Marketing Officer	$50,000	23.8%

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Severance Arrangements

        None of our named executive officers have any arrangements that provide for payment of severance payments.

Change-in-Control Arrangements

        None of our named executive officers are entitled to payment of any benefits upon a change-in-control of Firstwave, except for the Chief Sales and Marketing Officer who is entitled to acceleration of one-half of any unvested stock options at the time of a change-in-control transaction. Additionally, our 2005 Stock Incentive Plan provides that upon a change in control, the Board of Directors may elect, at its discretion, one of the following: (1) accelerate the vesting and/or exercisability of outstanding stock options; (2) cancel any outstanding stock options not vested or exercisable; or (3) exchange any outstanding options for shares or cash equal in value. At present, the named executive officers hold the following unvested stock options that could become vested upon a change in control if approved by the Board of Directors.

Officer	Title	Unvested Options
Richard T. Brock	Chief Executive Officer	—
Lisa J. Cramer	Chief Sales & Marketing Officer	100,000

Certain Relationships and Related Transactions

        In 1999, Mr. Brock acquired 10,000 shares of Series A Convertible Preferred Stock, which accumulate dividends at an annual rate of 9% that are payable in cash monthly. For the year of 2006, the Company paid $90,000 of dividends in cash to Mr. Brock, pursuant to the terms of this preferred stock. The Series A Convertible Preferred Stock is convertible into 161,812 shares of common stock of the Company at the option of the holder at a conversion price of $6.18.

        In 2000, Mr. Brock acquired 5,000 shares of Series B Convertible Preferred Stock, which accumulate dividends at an annual rate of 9% that are payable in cash monthly. For the year of 2006, the Company paid $45,000 of dividends in cash to Mr. Brock, pursuant to the terms of this preferred stock. The Series B Convertible Preferred Stock is convertible into 61,728 shares of common stock of the Company at the option of the holder at a conversion price of $8.10.

        In 2001, Mr. Brock acquired 10,000 shares of Series C Convertible Preferred Stock, which accumulate dividends at an annual rate of 9% that are payable in cash monthly. For the year of 2006, the Company paid $67,500 of dividends in cash to Mr. Brock, pursuant to the terms of this preferred stock. The Series C Convertible Preferred Stock is convertible into 416,667 shares of common stock of the Company at the option of the holder at a conversion price of $1.80.

        Other than compensation arrangements described elsewhere in this Proxy Statement and the above referenced transactions, the Company was not a party to any transaction (or series of transactions) nor did it have any relationship with any related party requiring disclosure of such transaction or relationship under applicable SEC disclosure rules during 2006.

Executive Compensation Tables

        The following tables set forth certain information required by the SEC relating to various forms of compensation earned by the persons serving as Chief Executive Officer (“CEO”) of the Company during 2006 and the other most highly compensated executive officers.

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Table I - Summary Compensation Table

        Table I presents the total compensation paid to or accrued by the Named Executive Officers during 2006, 2005, and 2004.

Summary Compensation Table
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation (1) (2) ($)		Total ($)
Richard T. Brock	2006	150,000	—	—	—	—	—	5,200	(5)	155,200
Chairman and CEO(3)	2005	150,000	—	—	21,250	—	—	1,831	(5)	173,081
	2004	67,083	—	—	—	—	—	3,209	(5)	70,292
Lisa J. Cramer (4)	2006	66,667	—	—	182,294	—	—	12,023	(6)	260,984
Chief Sales & Marketing Officer
Steven R. Deerwester (7)	2006	42,591	—	—	—	—	—	—		42,591
Vice President and Controller
David G. Kane (8)	2006	36,348	—	—	—	—	—	—		36,348
Controller	2005	75,000	—	—	18,975	—	—	—		93,975

(1)	The Company did not award any restricted stock or other long-term incentives other than stock options during 2004, 2005 or 2006 to its officers. Accordingly, columns relating to such awards have been omitted.
(2)	Includes Company matching contributions to the indicated person’s 401(k) plan account, any benefit coverage, income realized from the exercise and sale of stock options, and other items as noted.
(3)	Mr. Brock deferred a portion of his salary in 2004 and 2005. Mr. Brock was paid $66,667 in 2006 for the deferred portion of his 2005 salary.
(4)	Ms. Cramer joined the Company in August of 2006.
(5)	Includes Company matching contributions to the indicated person’s 401 (k) plan account, any benefit coverage,income realized from the exercise and sale of stock options, and other items as noted.
(6)	Includes relocation expenses.
(7)	Mr. Deerwester resigned from the Company on November 3, 2006.
(8)	Mr. Kane resigned from the Company on June 5, 2006.

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Table II - Option Grants in 2006

        Table II presents information regarding options to purchase shares of common stock granted to the Named Executive Officers during 2006. In accordance with SEC rules, the table shows the hypothetical “gains” or “option spreads” that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	No. of Securities Underlying Options Granted	% of Total Options Granted to Employees During Year	Exercise or Base Price ($)/Share	Date of Expiration
					5% ($)	10% ($)
Lisa J. Cramer	75,000	30.99	2.18	8/1/2016	17,103	27,234
Lisa J. Cramer	25,000	10.33	2.18	10/25/2016	5,701	9,078
Steven R. Deerwester	10,000	4.13	1.98	5/15/2016	5,538	8,819
Steven R. Deerwester	10,000	4.13	2.16	7/20/2016	2,606	4,150

Table III - Aggregated Option Exercises in 2006 and 2006 Year-End Option Values

        Table III presents information regarding options exercised for shares of the common stock during 2005 and the value of unexercised options held at December 31, 2006. There were no Stock Appreciation Rights outstanding during 2006. The value of exercisable and unexercisable in the money options at year end was calculated based on $2.32, the closing sale price of a share of common stock reported on the NASDAQ SmallCap Market on December 31, 2006. There were no options exercised during 2006 by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard T. Brock	1,667	—	—	5.625	11/5/2008	—	—	—	—
Richard T. Brock	2,417	—	—	1.51	5/13/2011	—	—	—	—
Richard T. Brock	6,667	—	—	7.71	9/19/2012	—	—	—	—
Richard T. Brock	6,667	—	—	7.01	9/19/2012	—	—	—	—
Richard T. Brock	7,000	—	—	16.5	1/20/2013	—	—	—	—
Richard T. Brock	10,000	—	—	8.47	7/30/2013	—	—	—	—
Richard T. Brock	14,784	—	—	2.84	6/3/2014	—	—	—	—
Richard T. Brock	85,216	—	—	2.84	6/3/2014	—	—	—	—
Richard T. Brock	25,000	—	—	1.47	10/12/2015	—	—	—	—
Lisa J. Cramer	—	75,000	—	2.18	8/1/2016	—	—	—	—
Lisa J. Cramer	—	25,000	—	2.18	10/25/2016	—	—	—	—

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OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. Certain directors, officers, and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners. The extent to which the Company and our proxy solicitation firm must solicit proxies depends entirely upon how soon proxy cards are returned.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee of the Company’s Board of Directors is composed of three members and acts under a written charter first adopted and approved on March 29, 2001. Each member of the Compensation Committee is an independent director, as defined by its charter and the rules of The NASDAQ Stock Market. The Committee is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company’s Stock Incentive Plan. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based upon such review and discussion, the Compensation Committee recommends to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Roger A. Babb John N. Spencer, Jr. I. Sigmund Mosley, Jr., Chairman

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter first adopted and approved on March 29, 2001 and revised on February 5, 2004 and February 16, 2007. Each member of the Audit Committee is an independent director, as defined by its charter and the rules of The NASDAQ Stock Market. The Board has determined that the Chairman of the Audit Committee, John N. Spencer, Jr., qualifies as an audit committee financial expert as defined by the United States Securities and Exchange Commission.

        The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2006 and discussed these financial statements with the Company’s management. The Audit Committee also discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, AU Section 380) with Cherry, Bekaert & Holland L.L.P., the Company’s independent accountants. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence from the Company. The Audit Committee also considered whether the independent accountants’ provision of certain other non-audit related services to the Company is compatible with maintaining such accountants’ independence. Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Roger A. Babb I. Sigmund Mosley John N. Spencer, Jr. Chairman

INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has reappointed Cherry, Bekaert & Holland L.L.P. as the Company’s independent accountants for 2006. A representative of this firm is expected to attend the Annual Meeting to respond to questions from shareholders and to make a statement if he so desires.

        For the years ended December 31, 2006 and December 31, 2005, the Company was billed the following fees in the aggregate by Cherry, Bekaert & Holland L.L.P.

		2006	2005
Audit Fees	(1)	$44,950	$41,650
Tax Fees	(2)	10,418	9,900
All Other Fees	(3)	830	6,221

Total		$ 56,198	$57,771

(1)	Audit fees represent fees for professional services provided in connection with the audit of annual financial statements and review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Tax fees consist of fees for tax compliance services related to preparation of returns and responses to inquiries from tax authorities on the Company’s tax filings.
(3)	Other fees represent fees for S-8 filings and work associated with the sale of the UK Subsidiary.

        In 2006, the Audit Committee pre-approved 100% of all audit services performed by the independent accountants. There were no hours expended, billed or performed by any persons other than the full time, permanent employees of the independent accountants.

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SHAREHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2008

        Any proposal that a shareholder may desire to have included in the Company’s proxy material for presentation at the Annual Meeting to be held in 2008 must be received by the Company at its executive offices at 7000 Central Parkway, Suite 330, Atlanta, Georgia 30328, Attention: Mr. Richard T. Brock, on or prior to December 1, 2007, or such proposal will be considered untimely.

        The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the Annual Meeting of Shareholders to be held in 2008, but not submitted for inclusion in the proxy materials for such meeting if notice of the matter is received by the Company at its principal executive office not later than February 15, 2008 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

        Shareholders may contact the Board of Directors of Firstwave Technologies, Inc. via:

•	correspondence mailed to 7000 Central Parkway, Suite 330, Atlanta, Georgia 30328 Attn: Richard T. Brock

•	email to Richard Brock, Chairman of the Board at rbrock@firstwave.net

•	telephone at 404-374-0004

        All communications will be compiled by the Chairman of the Board and submitted to the Board or the individual directors on a periodic basis.

ANNUAL REPORT

        The Company’s 2006 Annual Report to Shareholders is being mailed to the Company’s shareholders with this Proxy Statement. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

FORM 10-K

        A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE FOR THE ANNUAL MEETING UPON WRITTEN REQUEST TO THE COMPANY’S SECRETARY OR CHAIRMAN OF THE BOARD AT 7000 CENTRAL PARKWAY, SUITE 330, ATLANTA, GEORGIA 30328.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Richard T. Brock Richard T. Brock, Chairman

April 2, 2007
Atlanta, Georgia

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EXHIBIT A

Firstwave Technologies, Inc.
Audit Committee Charter

Organization

This charter governs the operations of the Audit Committee. The Board of Directors shall appoint an Audit Committee (the “Committee”) of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson or delegate the authority to designate a chairperson to the Committee. For purposes hereof, members shall be considered independent as long as they satisfy all of the independence requirements for Board Members as set forth in the applicable stock exchange listing standards and Rule 10A-3 of the Exchange Act.

Each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one member shall be an “audit committee financial expert,” as defined by SEC rules.

Members shall not serve on more than three public company audit committees simultaneously. The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, if any, and the independent registered public accountants. The Committee shall report regularly to the Board of Directors with respect to its activities.

Purpose

The purpose of the Committee shall be to:

•	Provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent registered public accounting firm’s qualifications and independence; (v) and the performance of the Company’s internal audit function, if any, and independent registered public accountants.

•	Prepare the Audit Committee report that SEC proxy rules require to be included in the Company’s annual proxy statement.

The Committee shall retain and compensate such outside legal, accounting, or other advisers, as it considers necessary in discharging its oversight role.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent registered public accountants, the internal auditors, and management of the Company, and to determine that all parties are aware of their responsibilities.

Duties and Responsibilities

The Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining internal control over financial reporting. The independent registered public accountants are responsible for auditing the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to monitor the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

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The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the auditor regarding financial reporting and internal control-related matters) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the independent registered public accountants must report directly to the Committee.

•	At least annually, the Committee shall obtain and review a report by the independent registered public accountants describing: (i) the firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent registered public accountants and the Company (to assess the auditors’ independence).

•	After reviewing the foregoing report and the independent registered public accountants’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead audit partner and take into account the opinions of management and the Company’s personnel responsible for the internal audit function, if any.

•	The Committee shall determine that the independent registered public accounting firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

•	The Committee shall pre-approve all audit and non-audit services provided by the independent registered public accountants, including specific pre-approval of internal control-related services and shall receive certain disclosure, documentation, and discussion of non-prohibited tax services by the independent registered public accountant based on PCAOB Rule 3524. The Committee shall not engage the independent registered public accountants to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•	The Committee shall discuss with the internal auditors and the independent registered public accountants the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

•	The Committee shall regularly review with the independent registered public accountants any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent registered public accountants’ activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues or internal control-related issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company that is in addition to their audit report on the effectiveness of internal control over financial reporting.

•	The Committee shall meet to review and discuss the quarterly financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the Public Company Accounting Oversight Board (PCAOB) (United States).

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•	The Committee shall meet to review and discuss the annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any matters required to be communicated to the Committee by the independent registered public accountants under the standards of the PCAOB (United States).

•	The Committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal control over financial reporting and any specific remedial actions adopted in light of significant deficiencies or material weaknesses; (ii) discussions with management and the independent registered public accountants regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) consideration of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; (iv) consideration of the judgment of both management and the independent registered public accountants about the quality, not just the acceptability of accounting principles; and (v) the clarity of the disclosures in the financial statements.

•	The Committee shall receive and review a report from the independent registered public accountants, prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accountants; and other material written communications between the independent registered public accountants and management.

•	The Committee shall review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made.

•	The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	When and as applicable, the Committee shall review management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent registered public accountants’ report on (i) management’s assessment and (ii) the effectiveness of internal control over financial reporting.

•	When and as applicable, the Committee shall discuss with management, the internal auditors, if any, and the independent registered public accountants management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified.

•	When and as applicable, the Committee shall discuss with the independent registered public accountants the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of the deficiencies and the independent registered public accountants’. The Committee shall also discuss with management its remediation plan to address internal control deficiencies. The Committee shall determine that the disclosures describing any identified material weaknesses and management’s remediation plans are clear and complete.

•	When applicable, the Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

•	The Committee shall discuss with management, the internal auditors, if any, and the independent registered public accountants any (i) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting that are

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required to be disclosed and (ii) any other changes in internal control over financial reporting that were considered for disclosure in the Company’s periodic filings with the SEC.

•	The Committee shall review with senior management the Company’s overall anti-fraud programs and controls.

•	The Committee shall review the Company’s compliance and ethics programs, including consideration of legal and regulatory requirements, and shall review with management its periodic evaluation of the effectiveness of such programs. The Committee shall review the Company’s code of conduct and programs that management has established to monitor compliance with such code. The Committee shall receive any corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty by the Company.

•	The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall set clear hiring policies for employees or former employees of the independent registered public accountants that meet the SEC regulations and stock exchange listing standards.

•	The Committee shall determine the appropriate funding needed by the Committee for payment of: (i) compensation to the independent registered public accounting firm engaged for the purpose of preparing or issuing audit reports or performing other audit, review, or attest services for the Company; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively. The Committee also shall discuss with the independent registered public accountants the accountants’ observations related to the effectiveness of the Committee.

•	The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

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